Exhibit 10.2

THIS NOTE (AS DEFINED BELOW) MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF INVESTOR (AS DEFINED BELOW). THIS NOTE IS SUBJECT TO A RIGHT OF OFFSET IN FAVOR OF INVESTOR UPON THE OCCURRENCE OF CERTAIN EVENTS AS SET FORTH IN MORE DETAIL IN SECTION 4 BELOW.

$750,000.00	State of Utah April 15, 2020

INVESTOR NOTE

FOR VALUE RECEIVED, St. George Investments LLC, a Utah limited liability company (“Investor”), hereby promises to pay to Naked Brand Group Limited, an Australia corporation (“Company”, and together with Investor, the “Parties”), the principal sum of $750,000.00 together with all accrued and unpaid fees incurred or other amounts owing hereunder, all as set forth below in this Investor Note (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith, entered into by and between Investor and Company (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Convertible Promissory Note in the principal amount of $1,595,000.00 (as the same may be amended from time to time, the “Company Note”) convertible into Ordinary Shares of Company. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1. Principal; No Interest. No interest will accrue on the outstanding balance of this Note. The entire unpaid principal balance shall be due and payable on April 30, 2020 (the “Investor Note Maturity Date”); provided, however, that Investor may elect, in its sole discretion, to extend the Investor Note Maturity Date for up to five (5) days by delivering written notice of such election to Company at any time prior to the Investor Note Maturity Date.

2. Payment. Unless prepaid, all principal under this Note is payable in one lump sum on the Investor Note Maturity Date. All payments of principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to principal. Payment of principal hereunder shall be delivered to Company at the address furnished to Investor for that purpose.

3. Prepayment by Investor. Investor may, with Company’s consent, pay, without penalty, all or any portion of the outstanding balance on this Note at any time prior to the Investor Note Maturity Date.

4. Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event (i) of the occurrence of any Event of Default (as defined in the Company Note) under the Company Note or any other note issued by Company in connection with the Purchase Agreement or the occurrence of any event that would be considered an Event of Default under the Company Note but for the applicable cure period, (ii) of a breach of any material term, condition, representation, warranty, covenant or obligation of Company under any Transaction Document, or (iii) Company sells, transfers, assigns, pledges or hypothecates this Note, or attempts to do any of the foregoing, whether voluntarily or involuntarily, Investor shall be entitled to deduct and offset any amount owing by Company under the Company Note from any amount owed by Investor under this Note, in which event the OID allocated to the Subsequent Tranche and any increase in the Outstanding Balance of the Subsequent Tranche upon exchange of the Warrant shall be forgiven on a pro rata basis (the “Investor Offset Right”). Investor may only elect to exercise the Investor Offset Right by delivering to Company an offset notice to Company. In the event that Investor’s exercise of the Investor Offset Right under this Section 4 results in the full satisfaction of Investor’s obligations under this Note, then Company shall return this Note to Investor for cancellation or, in the event this Note has been lost, stolen or destroyed, Company shall provide Investor with a lost note affidavit in a form reasonably acceptable to Investor.

5. Default. If any of the events specified below shall occur (each, an “Investor Note Default”), Company may declare the unpaid principal balance under this Note, together with all fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Investor. Notwithstanding the foregoing, upon the occurrence of a default set forth in Section 5.4 below, the unpaid principal balance under this Note, together with all fees incurred or other amounts owing hereunder shall become immediately and automatically due and payable, without any written notice required by Company. If a default set forth in Section 5.2 or 5.3 below is curable, then the default may be cured (and no Investor Note Default will have occurred) if Investor, after receiving written notice from Company demanding cure of such default, either (i) cures the default within fifteen (15) days of the receipt of such notice, or (ii) if the cure requires more than fifteen (15) days, immediately initiates steps that Company deems in Company’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Investor Note Default:

5.1. Failure to Pay. Investor’s failure to make any payment when due and payable under this Note;

5.2. Breaches of Covenants. Investor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

5.3. Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Investor to Company in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Purchase Agreement, shall be false or misleading in any material respect when made or furnished; and

5.4. Bankruptcy. If Investor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; Investor makes a general assignment for the benefit of creditors; Investor files a petition for relief under any bankruptcy, insolvency or similar law or rule (domestic or foreign); any involuntary petition is filed under any bankruptcy, insolvency or similar law or rule (domestic or foreign) against Investor, and such petition shall remain uncontested for twenty (20) days or is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Investor.

6. Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither Party shall assign any of its rights hereunder without the prior written consent of the other Party, except that Investor may assign this Note to any of its Affiliates without the prior written consent of Company and, furthermore, Company agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Investor.

7. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8. Purchase Agreement; Arbitration of Disputes. By acceptance of this Note, each Party agrees to be bound by the applicable terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an exhibit to the Purchase Agreement.

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9. Customer Identification–USA Patriot Act Notice. Company hereby notifies Investor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies Investor, which information includes the name and address of Investor and such other information that will allow Company to identify Investor in accordance with the Act.

10. Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

11. Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

12. Time is of the Essence. Time is of the essence with this Note.

13. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

14. Attorneys’ Fees. If any arbitration or action at law or in equity is necessary to enforce this Note or to collect payment under this Note, Company shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

15. Amendments and Waivers; Remedies. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Investor and Company and (ii) only in the specific instance and for the specific purpose for which made or given.

16. Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.

17. Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Investor and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Investor and Company with respect to the subject matter of the Transaction Documents. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Waiver of Jury Trial. EACH OF INVESTOR AND COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

19. Unconditional Obligation; No Offset. Investor acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Investor not subject to offset, deduction or counterclaim of any kind (except as set forth in Section 4 above). Investor hereby waives any rights of offset it now has or may have hereafter against Company, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

20. Assignments. Neither Investor nor Company assign this Note without the prior written consent of the other party.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

INVESTOR:

St. George Investments LLC

By:	Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

COMPANY:

Naked Brand Group Limited

By:	/s/ Justin Davis-Rice
Name:	Justin Davis-Rice
Title:	Director

[Signature Page to Investor Note]